UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2006

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2006, Mannatech entered into a two-year employment agreement with Terence L. O’Day in connection with his appointment as Executive Vice President of Global Operations. Pursuant to the terms of his employment agreement, Mannatech agreed to pay Mr. O’Day an annual salary of $250,000, furnish him a leased vehicle, and allow him to participate in all employee benefits available to other Company executives. Pursuant to his employment agreement, if Mannatech terminates Mr. O’Day’s employment for cause, disability, or death, Mannatech is obligated to pay Mr. O’Day or his estate any unpaid but earned salary, annual bonus and any other benefits through the date of termination. In addition, if Mannatech terminates Mr. O’Day’s employment agreement without cause, or does not renew his employment agreement or does not give notice to Mr. O’Day of non-renewal by June 27, 2007, then Mannatech is also obligated to pay Mr. O’Day an amount equal to one year’s base salary.

In addition, on June 27, 2006, Mannatech’s Board of Directors granted Mr. O’Day 25,000 stock options, with an exercise price of $11.16 per share. The stock options vests over 3 years and if not forfeited or exercise will expire on June 26, 2016.

Mr. O’Day and his wife hold 2 associate positions, which have achieved regional director status. Mr. O’Day has held his associate position since 2004 and his wife has held her associate position since 2003.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Note: The information contained in this report (including all exhibits) is not to be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Exhibit Number	Exhibit
99.1*	Employment Agreement dated June 27, 2006 between Mannatech and Terence L. O’Day.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 30, 2006	By:	/s/ Samuel L. Caster
	Name:	Samuel L. Caster
	Title:	Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Employment Agreement dated June 27, 2006 between Mannatech and Terence L. O’Day.

*	Filed herewith.